EXHIBIT 10.7

                             SECURED PROMISSORY NOTE


$1,500,000                                                         April 8, 2005
                                                         San Leandro, California


FOR VALUE RECEIVED, ALPHA INNOTECH CORPORATION, a California corporation ("BORROWER"), hereby unconditionally promises to pay to the order of Alexandria Finance, LLC, a Delaware limited liability company ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), or such lesser principal amount as has been advanced to Borrower under the terms hereof (the "LOAN"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Secured Promissory Note ("NOTE") is referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender and that certain Intellectual Property Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, supplemented or restated, collectively, the "SECURITY AGREEMENT"). Additional rights of the Lender are set forth in the Security Agreement.

         1. PRINCIPAL REPAYMENT. Except as provided in Section 9 below, the outstanding principal amount of the Loan shall be due and payable in 30 equal monthly installments beginning on the first calendar day of the seventh calendar month immediately following the date of the Advance (as defined below) and continuing on the first calendar day of each succeeding calendar month.

         2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of twelve and one-half percent (12.5%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable monthly in arrears beginning on the first calendar day of the first calendar month immediately following the date of the Advance and continuing on the first calendar day of each succeeding calendar month, and shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.

Any principal repayment or interest payment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the rate of fifteen and one-half percent (15.5%) per annum.

If any payment of principal or interest is not made within five (5) days after the date such payment is due, Borrower shall pay Lender a late fee equal to (i) four percent (4%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law, whichever is less.


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


         3. EXPENSES AND FEES. Borrower shall pay to Lender all Lender Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date hereof when due, provided that Borrower shall not be required to pay to Lender attorneys' fees incurred through the date hereof in an amount that exceeds $20,000 provided that this transaction closes on or before April 8, 2005. In addition, Borrower shall pay to Lender on the date hereof a commitment fee equal to one percent (1%) of the maximum original principal amount of the Loan.

         4. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 135 N. Los Robles Avenue, Suite 250, Pasadena, CA 91101, unless another place of payment shall be specified in writing by Lender.

         5. APPLICATION OF PAYMENTS. Payment on this Note shall be applied to the amounts owing hereunder and under the Security Agreement in such manner as reasonably determined by Lender.

         6. ADVANCE. Lender shall make available to Borrower a single advance (the "ADVANCE") in the principal amount indicated on the face of this Note as provided herein. The proceeds of the Advance will be used solely (i) to reimburse Borrower for the purchase of laboratory and computer equipment and inventory, and (ii) for general corporate purposes. When repaid, the Advance may not be reborrowed. Borrower shall notify Lender in writing at the address specified in SECTION 4 of this Note, Attn: Joel S. Marcus, by facsimile transmission to 626-578-0770 no later than 3:00 p.m. Pacific time, one (1) calendar day prior to the date on which the Advance is requested to be made, and shall provide to Lender invoices for the equipment and inventory sought to be financed and such additional information as Lender may request.

         7. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement.

         8. CONDITIONS PRECEDENT TO ADVANCE. The obligations of Lender under this Note are subject to the occurrence, prior to or simultaneously with the date hereof, of each of the following conditions:

                  8.1      DOCUMENTS EXECUTED AND FILED.

                           (a)      This Note;

                           (b)      The Security Agreement;

                           (c)      UCC-1  Financing   Statement   covering  the
Collateral  and all other  actions  required  by Lender to  perfect  or  protect
Lender's security interest in the Collateral, including without limitation, appropriate filings with the United States Copyright Office and United States Patent and Trademark Office and execution and delivery of control agreements with any depository banks or securities intermediaries; and

                           (d)      That certain Warrant executed by Borrower in
favor of Lender, dated as of even date herewith (the "WARRANT").


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


                  8.2 RESOLUTIONS. Lender shall have received in form and substance satisfactory to Lender, a certified copy of the records of all actions (including all resolutions or unanimous consents) taken by Borrower, authorizing or relating to the execution and delivery or this Note, the Security Agreement, the Warrant or any other document executed in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby.

                  8.3 NOTICE OF BORROWING. Lender shall have received a notice of borrowing in accordance with SECTION 6 hereof, together with such information required in SECTION 6 hereof.

                  8.4 CERTIFICATE. Lender shall have received a certificate, executed by the chief executive or chief financial officer of Borrower, certified as of the date of the Advance, that no Default or Event of Default has occurred and is continuing and the representations and warranties in this Note, the Security Agreement, and each other Loan Document are true and correct in all material respects as of the date of such certificate.

                  8.5 EVIDENCE OF INSURANCE. Lender shall have received evidence of insurance coverage required by Section 5.5 of the Security Agreement.

                  8.6 LANDLORD AGREEMENT. Lender shall have received a landlord agreement in form and substance acceptable to Lender with respect to any premises leased by Borrower.

                  8.7      BFI AND XTRANA  CONSENTS.  Lender shall have received
(i) the written consent of BFI Business Finance, a California corporation ("BFI") to the consummation of the Loan transaction, the issuance of this Note and the Warrant, and the entering into the Security Agreement, under that certain Loan and Security Agreement between Borrower and BFI dated March 9, 2004 ("BFI LOAN AND SECURITY AGREEMENT") and that certain Intellectual Property
Security Agreement between Borrower and BFI dated March 9, 2004 ("BFI IP SECURITY AGREEMENT") and (ii) the written consent of Xtrana, Inc. ("XTRANA") to the consummation of the Loan transaction, the issuance of the Note and the Warrant, and the entering into the Security Agreement, under that certain Agreement and Plan of Merger by and among Borrower, AIC Merger Corporation and Xtrana dated December 14, 2004 ("MERGER AGREEMENT") and that certain Secured Promissory Note dated December 16, 2004 issued by Borrower to Xtrana (the "XTRANA NOTE").

                  8.8 BFI SUBORDINATION AND INTERCREDITOR AGREEMENTS. BFI and Lender shall have executed and delivered a Subordination Agreement and an Intercreditor Agreement relating to the BFI Loan and Security Agreement and the BFI IP Security Agreement, in form and substance satisfactory to Lender.

                  8.9 XTRANA INTERCREDITOR AGREEMENT. Xtrana and Lender shall have executed and delivered an Intercreditor Agreement relating to the Xtrana Note and the Collateral (as defined in the Security Agreement), in form and substance satisfactory to Lender

                  8.10 RECONVEYANCE OF ABSOLUTE ASSIGNMENTS OF INTELLECTUAL PROPERTY TO BFI. Lender shall have received evidence that BFI has reconveyed to Borrower all intellectual property of Borrower as to which the entire interest was assigned to BFI.


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


                  8.11 OTHER DOCUMENTS. Borrower shall have provided Lender with such other documents and information as Lender may reasonably request.

         9.       PREPAYMENT; CONVERSION.

                  9.1 VOLUNTARY PREPAYMENT. This Note may be prepaid in whole but not in part upon sixty (60) calendar days written notice to Lender at any time 12 months after the date of the Advance subject to a prepayment fee equal to 2% of the principal amount prepaid. Borrower shall also pay all accrued interest on the amount prepaid at the time of prepayment.

                  9.2 MANDATORY PREPAYMENT OR CONVERSION. If at any time prior to repayment in full of this Note, Lender determines in good faith that the Loan together with any equity investment of Lender or other outstanding loan in or to Borrower or Borrower's Affiliates would cause Lender or Lender's Affiliates not to be in compliance with the applicable REIT rules, Lender may, as it may elect in its sole discretion, upon prior written notice to Borrower stating the exact principal amount of the Loan that is in excess of the allowable amount under the applicable REIT rules (the "REIT Notice") (i) cause Borrower, no later than three (3) business days prior to the end of the calendar quarter during which the REIT Notice is sent, to use commercially reasonable efforts to prepay the minimum amount of the outstanding principal balance of the Loan required to be converted in order to bring Lender back into compliance with the applicable REIT rules, together with accrued interest on the amount prepaid through the date of prepayment, or (ii) convert, no later than three (3) business days prior to the end of the calendar quarter during which the REIT Notice is sent, the minimum amount of the outstanding principal amount of this Note required to be converted in order to bring Lender back into compliance with the applicable REIT rules, together with accrued and unpaid interest with respect to such principal amount to be converted, into Equity Securities at the Conversion Price. Lender shall endeavor to send to Borrower the REIT Notice as early as possible, but Lender's failure to send the REIT Notice earlier than three (3) business days prior to the end of the calendar quarter during which the REIT Notice is sent shall not excuse Borrower from complying with its obligations hereunder. If a REIT Notice is sent to Borrower, Borrower may enter into an agreement with a third-party lender pursuant to which such third-party lender purchases the entire unpaid principal amount of the Loan together with any accrued but unpaid interest thereon from Lender, provided that such purchase takes place on or before three (3) business days prior to the end of the calendar quarter during which the REIT Notice is sent. For purposes of this Note, the term "Equity Securities" shall mean shares of Borrower's Common Stock, and the term "Conversion Price" shall mean the greater of (i) $0.20 or (ii) the fair market value of Borrower's Common Stock on the date the REIT Notice is sent.

                  In the event of a demand for prepayment or conversion pursuant to the preceding paragraph, Lender shall forfeit that number of shares subject to the Warrant that is equal to: (x) the dollar amount specified in the REIT Notice multiplied by (y) 0.12 divided by (z) $0.20 (the "Forfeited Share Amount"). On the date of the prepayment or conversion, Lender shall tender the Warrant to Borrower and Borrower shall immediately reissue to Lender a warrant in substantially the same form as the Warrant to purchase that number of shares of Borrower's Common Stock equal to 900,000 less the Forfeited Share Amount.


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


                  If, prior to the  conversion  of the  principal  balance under
this  Note  into  Equity  Securities,   Borrower  (i)  reclassifies  the  Equity
Securities or makes a distribution thereon, (ii) subdivides the Equity Securities into a greater number of Equity Securities, (iii) combines the outstanding Equity Securities into a smaller number of Equity Securities, or
(iv) issues rights or warrants to purchase the Equity Securities at less than fair market value, then the Conversion Price and, as a result, the number of Equity Securities issuable upon conversion of this Note, shall be appropriately adjusted to take into consideration the events specified in clauses (i), (ii),
(iii) and (iv) of this paragraph. If, prior to the conversion of the principal balance under this Note into Equity Securities, Borrower shall enter into any agreement to merge with or otherwise be acquired by any other company (including any dissolution or liquidation of Borrower following such merger or acquisition), the outstanding principal amount of this Note shall become convertible into any consideration to be received upon such merger or acquisition by holders of the Equity Securities at a conversion price which reflects the Conversion Price then in effect with respect to the Equity Securities, as adjusted in the manner set out in this paragraph.

                  No fractional shares shall be issued upon conversion of this Note, whether in whole or in part. In lieu of Borrower issuing any fractional shares to Lender upon the full or partial conversion of this Note, Borrower shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

                  Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock, free from preemptive rights, as shall from time to time be sufficient to effect the conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this entire Note, in addition to such other remedies as shall be available to Lender, Borrower shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. If any shares of its Common Stock to be reserved for the purpose of issuance upon conversion of this Note require registration with or approval of any governmental authority under any applicable law before such shares of Common Stock may be validly issued or delivered, then Borrower shall secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

                  Upon  conversion  of this  Note in  full as  provided  in this
SECTION 9.2, Borrower shall be forever released from all of its obligations and liabilities under this Note.

                  Section 16 of the Warrant (Registration Rights) is hereby incorporated herein by reference as though such Section 16 had been fully set forth herein, except that (i) "Company" shall mean "Borrower," (ii) "Holder" shall mean "Lender," and (iii) "Registrable Securities" shall mean such number of shares of Common Stock issued or issuable upon the conversion of this Note.

                  Lender represents and warrants, to the best of its knowledge, that as of the date of this Note, Lender is in full compliance with any and all applicable REIT rules relating to the Loan and Lender's equity investment in Borrower.


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


         10. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  10.1 Borrower fails to pay timely any of the principal amount due under this Note within five (5) days of the date the same becomes due and payable or any accrued interest or other amounts due under this Note within five (5) days of the date the same becomes due and payable;

                  10.2 Borrower violates any covenant in Section 14 or Borrower defaults in the performance of any other material term, obligation, covenant or condition hereunder or any other Loan Document and such default is not cured within ten (10) days after Lender's delivery to Borrower of written notice thereof;

                  10.3 Any representation or warranty made herein or in any other Loan Document shall prove to have been false or misleading in any material respect when made or deemed made;

                  10.4 Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

                  10.5 An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other or similar official) is appointed to take possession, custody or control of any property of Borrower;

                  10.6 If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or
(ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Lender's security interests in the Collateral (any of the foregoing is referred to herein as a "Material Adverse Change");

                  10.7 If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice;

                  10.8 If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

                  10.9 If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days; or


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


                  10.10 If the Merger Agreement is terminated or abandoned at any time prior to the Effective Time (as defined in the Merger Agreement).

         11. REMEDIES. Upon the occurrence of an Event of Default hereunder, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  11.1 Declare all unpaid principal, accrued interest and other amounts owing hereunder immediately due and payable (provided, that upon the occurrence of an Event of Default described in SECTION 10.4 or 10.5, all such amounts shall become immediately due and payable without any action by Lender; provided further that, upon the occurrence of an Event of Default described in SECTION 10.10, such amounts may not be declared immediately due and payable sooner than 90 days after the occurrence of such Event of Default);

                  11.2 Cease making Advances to or for the benefit of Borrower; and

                  11.3 Exercise any rights and remedies granted to Lender under the Security Agreement or under applicable law or equity. Lender's rights and remedies under this Note and the other Loan Documents are cumulative.

         12. REPRESENTATIONS AND WARRANTIES. Except as set forth on the Schedule of Exceptions attached hereto (the "SCHEDULE"), Borrower represents and warrants to Lender that as of the date hereof, and as of the date of the Advance hereunder:

                  12.1 CORPORATE EXISTENCE AND POWER. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (b) Borrower has the power and authority to conduct its business in the manner in which it is currently being conducted and is currently proposed to be conducted; and (c) Borrower has the power and authority to execute, deliver and perform this Note and to borrow money in accordance with its terms and has the power and authority to execute, deliver and perform each other Loan Document. Borrower is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

                  12.2 VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Note and each other Loan Document and the borrowings hereunder have been duly authorized by all requisite action of the Borrower, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. This Note and each other Loan Document constitute valid and binding obligations of the Borrower, enforceable against Borrower in accordance with their respective terms. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

                  12.3 FINANCIAL STATEMENTS. All of the financial statements of the Borrower delivered or to be delivered to Lender pursuant to the terms hereof are true and correct in all material respects, have been prepared in accordance with generally accepted accounting


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


principles ("GAAP") and fairly present the financial condition of Borrower as of the dates, and the results of operation for the fiscal period for which the same are furnished to Lender. Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in the financial statements.

                  12.4 FINANCIAL CONDITION. Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Note, the Warrant or the Security Agreement. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest of the financial statements.

                  12.5 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's
Responsible Officers, threatened by or against Borrower in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

                  12.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's properties or assets has been used by Borrower or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

                  12.7     SUBSIDIARIES.   Borrower  does  not  own  any  stock,
partnership   interest  or  other  equity   securities   except  for   Permitted
Investments.

                  12.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender (taken together with all such written certificates and written statements to Lender) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, with it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.


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


         13. AFFIRMATIVE COVENANTS. On a continuing basis from the date of this Note until all indebtedness hereunder is paid in full and Lender no longer has an obligation to lend hereunder, Borrower covenants and agrees as follows:

                  13.1 USE OF PROCEEDS. Borrower shall use the proceeds of the Advance in accordance with Section 6 hereof.

                  13.2 ANNUAL FINANCIAL REPORTS. Borrower shall furnish to Lender, in form and reporting basis satisfactory to Lender, not later than one hundred eighty (180) days after the close of each fiscal year of Borrower beginning with the fiscal year ending December 31, 2004, audited financial statements of Borrower on a consolidated and consolidating basis containing the balance sheet of Borrower as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year and such other comments and financial details as are usually included in similar financial statements; such financial statements shall be prepared according to GAAP and audited by independent certified public accountants of recognized standing selected by Borrower and acceptable to Lender and shall contain an unqualified opinion on such financial statements.

                  13.3 QUARTERLY UNAUDITED FINANCIAL STATEMENTS. Furnish to Lender, in form and reporting basis reasonably satisfactory to Lender, not later than thirty (30) days after the end of each fiscal quarter of Borrower, financial statements on a consolidated and consolidating basis containing the balance sheet of Borrower as of the end of each such period, a statement of profit and loss and a statement of cash flow for such quarter then ended, and such other comments and financial details as are usually included in similar reports. These statements shall be prepared on the same accounting basis as the statements required in SECTION 13.2 above and shall be in such detail as Lender may reasonably require, and the accuracy of the statements shall be certified by the chief executive or chief financial officer of Borrower. In addition, Borrower shall deliver to Lender such other business or financial information concerning Borrower and its Affiliates as Lender may reasonably request from time to time.

                  13.4     REPORTS,  AUDIT. (a) Borrower will deliver to Lender:
(i) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (ii) budgets, sales projections, operating plans or other financial information Lender reasonably requests. (b) Borrower will allow Lender to audit the Collateral at Borrower's expense at such times as Lender reasonably determines are appropriate.

                  13.5 GOVERNMENT COMPLIANCE. Borrower will maintain its legal existence and good standing and the legal existence and good standing of all Subsidiaries' in the applicable jurisdiction of formation and maintain qualification in each applicable jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which such party is subject to the extent that noncompliance therewith could have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a Material Adverse Change.

                  13.6 TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Lender, on demand, appropriate certificates attesting to the payment.

                  13.7 PREFERRED SHAREHOLDERS. If the Merger Agreement is terminated and abandoned in accordance with its terms, Borrower shall (i) promptly notify Lender to that effect and (ii) within 30 days after such termination and abandonment, deliver to Lender evidence that each holder of the outstanding shares of Borrower's Series A Preferred and Series A-1 Preferred has waived his right to require Borrower to redeem such shares pursuant to Section 5 of Borrower's Fourth Amended and Restated Articles of Incorporation until all indebtedness hereunder is paid in full and Lender no longer has an obligation to lend hereunder.

         14. NEGATIVE COVENANTS. On a continuing basis from the date of this Note until all indebtedness hereunder is paid in full and Lender no longer has an obligation to lend hereunder, Borrower will not do any of the following without Lender's prior written consent:

                  14.1 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or except upon consummation of the Merger (as defined in the Merger Agreement), have a material change in its ownership of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment). Borrower will not change the persons holding the offices of Chief Executive Officer or Chief Financial Officer (each a "Senior Executive") unless a replacement is approved by a majority of Borrower's Board of Directors, including a majority of those members of the Board of Directors who were members of the Board of Directors and not employees of Borrower as of the date of this Agreement (the "Outside Directors"), within 90 days of the date of the termination of such Senior Executive, provided that if a majority of the Outside Directors determine that such Senior Executive shall not be replaced, that Borrower shall so notify Lender within 30 days of the determination.

                  14.2 MERGERS OR ACQUISITIONS. Except for the Merger, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where: (i) no Default or Event of Default has occurred and is continuing or would result from such transaction and (ii) such transactions do not in the aggregate exceed $100,000. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower as long as no Default or Event of Default is occurring prior thereto or arises thereafter and Borrower is the surviving corporation in the case of a merger into Borrower.

                  14.3 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

                  14.4 DISTRIBUTIONS; INVESTMENTS. Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or mergers or acquisitions not prohibited by Section 14.2 above, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except (a) dividends and distributions payable solely in capital stock of Borrower and (b) repurchases of stock from former employees, consultants or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in the aggregate in any fiscal year, provided that no Default or Event of Default has occurred, is continuing or would exist after giving effect to any such repurchase.

                  14.5 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                  14.6 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Lender's prior written consent.

                  14.7 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         15. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, notice of nonpayment, protest and notice of protest, and all other notices and demands in connection with or relating to this Note. Borrower further waives any requirement that Lender proceed against, or exercise any right or remedy to which Lender is entitled, with respect to the Collateral. Borrower promises to pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

         16. NO WAIVER BY LENDER. The waiver by Lender, or any holder hereof, of any of the terms of this Note will not be deemed to be, nor does the same constitute, a waiver of a future breach or default on the part of Lender. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder by Lender preclude any other or further exercise thereof, or the exercise of any other right, power or privilege by Lender. Any waiver by Lender or the holder hereof of any provision of this Note and any consent by Lender or the holder hereof to the departure from the terms of any provision of this Note is effective only in the specific instance and for the specific purpose for which given.

No notice or demand on Borrower in any case entitles Borrower to any other or further notice or demand in similar or other circumstances.

         17. NO SET-OFFS BY BORROWER. All sums payable by Borrower pursuant to this Note, the Security Agreement or any other documents executed in connection herewith shall be payable without set-off or reduction of any manner whatsoever.

         18. WAIVER OF JURY TRIAL. The parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Note or the transactions contemplated hereby.

         19. NOTICES. Any notice, request, or other communication shall in writing and shall be given by personal delivery, national overnight courier, or by certified or registered United States mail, postage prepaid to the addresses set forth on the signature page hereof. Notices shall be effective upon receipt or when proper delivery is refused. In case of service by mail, notices shall be deemed complete at the expiration of the second (2nd) business day after mailing. Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this SECTION 19.

         20. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         21. ENTIRE AGREEMENT. This Note, the Security Agreement and the other Loan Documents constitute and contain the entire agreement between Borrower and Lender respecting the subject matter hereof, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

         22. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Neither this Note not any rights hereunder may be assigned by Borrower without the Lender's prior written consent. Lender may assign this Note and its rights hereunder at any time without consent of or notice to Borrower.

         23. SEVERABILITY OF PROVISIONS. Each provision of this Note is severable from every other provision in determining the enforceability of any provision.

         24. AMENDMENTS AND WAIVERS IN WRITING. None of the terms or provisions of this Note may be waived, altered, modified or amended except by an instrument in writing, duly executed by Borrower and Lender.

         25. COUNTERPARTS. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Note.

         26. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

         27. SURVIVAL. All covenants, representations and warranties made in this Note continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 26 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.

         28.      DEFINITIONS.

                  28.1 Accounting terms not defined in this Note will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any other Loan Document.

                  28.2 The following capitalized terms not otherwise defined herein shall have the respective meanings set forth below or in the Security
Agreement:

         "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "Default" shall mean any event or occurrence which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is described in Section 12.3.

         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "Insolvency Proceeding" is any proceeding described in Section 10.4 or 10.5.

         "Investment"   is  any  beneficial   ownership  of  (including   stock,
partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "Lender Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "Loan Documents" are, collectively, this Note, the Security Agreement, the Warrant, and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Note, all as amended, extended or restated.

         "Material Adverse Change" is described in Section 10.6.

         "Obligations" are debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender.

         "Permitted Indebtedness" is:

         (a) Borrower's indebtedness to Lender under this Note or any other Loan Document;

         (b) Indebtedness to BFI under that certain Loan and Security Agreement (Short Form) dated as of March 9, 2004 (the "BFI Loan and Security Agreement") by and between Borrower and BFI in an amount not to exceed $1,000,000 in the aggregate at any one time, unless Borrower can maintain a higher loan balance without exceeding 60% of the Net Face Amount of Prime Accounts (as such terms are defined in the BFI Loan and Security Agreement);

         (c) Indebtedness to Xtrana in the amount of $500,000 evidenced by the Xtrana Note; provided that such Indebtedness shall no longer constitute Permitted Indebtedness after consummation of the Merger;

         (d)      Subordinated Debt;

         (e) Indebtedness to trade creditors incurred in the ordinary course of business;

         (f)      Indebtedness secured by Permitted Liens; and

         (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness as set forth in (a), (b),
(c) and (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

         "Permitted Investments" are:

         (a) Investments shown on the Schedule and existing on the date of this Note; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Lender.

         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "Responsible Officer" is each of the Chief Executive Officer, the President, and the Chief Financial Officer of Borrower.

         "Schedule" is the attached schedule of exceptions.

         "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Lender and which is reflected in a written agreement in a manner and form acceptable to Lender and approved by Lender in writing.

         "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person As used herein the term "Subsidiary" shall mean a Subsidiary of Borrower unless otherwise indicated.

         29. FAIR MARKET VALUE OF NOTE AND WARRANT. Lender and Borrower, as a result of arm's length bargaining, agree that: (i) the aggregate fair market value of this Note, if issued apart from the Warrant, is $1,470,000 and the aggregate fair market value of the Warrant, if issued apart from this Note, is $30,000; and (ii) all tax returns and other information return of each party relative to this Note and the Warrant shall consistently reflect the matters agreed to in (i).




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                                       15

BORROWER                         ALPHA INNOTECH CORPORATION,
                                 a California corporation

                                 By:  /s/ Haseeb Chaudry
                                      ------------------------------------------
                                 Printed Name: Haseeb Chaudhry
                                 Title: Chief Executive Officer



                                 Notice Address for Borrower:

                                 2401 Merced St.
                                 San Leandro, CA  94577
                                 Attn:  Haseeb Chaudhry


LENDER                           Acknowledged and Agreed:

                                 ALEXANDRIA FINANCE, LLC,
                                 a Delaware limited liability company

                                 By: Alexandria Real Estate Equities, L.P., a Delaware limited partnership, its managing member

                                          By:      ARE-QRS Corp.,
                                                   a Maryland corporation, its
                                                   general partner

                                                   By:  /s/ Joel S. Marcus
                                                        ------------------------
                                                   Its:_________________________


                                 Notice Address for Lender:

                                 135 N. Los Robles Avenue, Suite 250
                                 Pasadena, CA  91101
                                 Attn:  Joel S. Marcus


                                       16